PTO-103X                       UNITED STATES DEPARTMENT OF COMMERCE
(Rev. 8-95)                    Patent and Trademark Office
                               ASSISTANT SECRETARY AND COMMISSIONER
         FILING RECEIPT        OF PATENTS AND TRADEMARKS
                               Washington, D.C. 20231

------------------------------------------------------------------------------------------------------------------------------------
APPLICATION NUMBER         FILING DATE     GRP ART UNIT      FIL FEE REC'D    ATTORNEY DOCKET NO.     DRWGS      TOTAL CL    IND CL
------------------------------------------------------------------------------------------------------------------------------------
  08/890,594                 07/09/97          3303             $451.00             P-1                4          26          1
------------------------------------------------------------------------------------------------------------------------------------

LACKENBACH SIEGEL MARZULLO
ARONSON & GREENSPAN
ONE CHASE ROAD
SCARSDALE, NY 10583



Receipt is acknowledged of this nonprovisional Patent Application. It will be considered in its order and you will be notified as to the results of the examination. Be sure to provide the U.S. APPLICATION NUMBER, FILING DATE, NAME OF APPLICANT, and TITLE OF INVENTION when inquiring about this application. Fees transmitted by check or draft are subject to collection. Please verify the accuracy of the date presented on this receipt. If an error is noted on this Filing Receipt, please write to the Application Processing Division's Customer Correction Branch within 10 days of receipt. Please provide a copy of the Filing Receipt with the changes noted thereon.

Applicant(s)
                  NESTOR LAGOS, SANTIAGO, CHILE; MAX RUTMAN, SANTIAGO, CHILE; JENNY BLAMEY, SANTIAGO, CHILE; MARIA PAZ OCARANZA, SANTIAGO, CHILE; MARIO CHIONG, SANTIAGO, CHILE; JUAN PABLO HINRICHSEN, SANTIAGO, CHILE, CLAUDIA LOPEZ, SANTIAGO, CHILE.


FOREIGN/PCT APPLICATIONS-CHILE                     1525-96            08/29/96

TITLE                                                     *  SMALL ENTITY *
PROCEDURE FOR DETOXIFICATION OF SHELLFISH, CONTAMINATED
WITH PARALYTIC SHELLFISH TOXINS

PRELIMINARY CLASS: 119


Jeannette Cherit Abouad, Esq.